Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-171806

Product Supplement No. ARN-3 (To Prospectus dated January 28, 2011 and Prospectus Supplement dated January 28, 2011) January 28, 2011
Accelerated Return Notes® “ARNs®”

•         ARNs are unsecured senior notes issued by Royal Bank of Canada.  ARNs are not principal protected. Payment of the Redemption Amount (as defined below) at maturity is subject to our credit risk. We will not pay interest on ARNs.

•      This product supplement describes the general terms of ARNs and the general manner in which they may be offered and sold. For each offering of ARNs, we will provide you with a pricing supplement (which we may refer to as a “term sheet”) that will describe the specific terms of that offering.  The term sheet will identify any additions or changes to the terms specified in this product supplement.

•      The term sheet will also identify the underlying “Market Measure,” which may be one or more equity-based or commodity-based indices, one or more equity securities, commodities, or other assets, any other statistical measure of economic or financial performance, including, but not limited to, any currency, currency index, consumer price index, mortgage index, or interest rate, or any combination of the foregoing.  We also may describe the Market Measure in an additional supplement to the prospectus, which we refer to as an “index supplement.”

•      At maturity, you will receive a cash payment per unit (the “Redemption Amount”) based upon the direction of and percentage change in the value of the applicable Market Measure from the Starting Value to the Ending Value (each as defined below), calculated as described in this product supplement.  If specified in the applicable term sheet, your ARNs may be “Bear ARNs,” which will pay a Redemption Amount in excess of their Original Offering Price (as defined below) if the value of the Market Measure decreases from the Starting Value to the Ending Value, and which will pay a Redemption Amount less than their Original Offering Price if the value of the Market Measure increases above the Threshold Value (as defined below).  Except where otherwise specifically provided in this product supplement, all references in this product supplement to “ARNs” shall be deemed to include a reference to Bear ARNs.

•      In the case of ARNs, unless the applicable term sheet provides otherwise:

•      If the Ending Value is greater than the Starting Value, then you will receive at maturity a Redemption Amount per ARN equal to the Original Offering Price plus the product of (i) the Original Offering Price, (ii) the Participation Rate (as defined below), and (iii) the percentage increase of the Market Measure from the Starting Value to the Ending Value. However, the payment will not exceed a “Capped Value” described in the applicable term sheet. We will set the Capped Value on the pricing date of the ARNs, which will be the date the ARNs are priced for initial sale to the public.

•      If the Ending Value is equal to or less than the Starting Value, then you will receive at maturity a Redemption Amount per ARN that is less than the Original Offering Price per ARN based upon that percentage decrease.

•       In the case of Bear ARNs, unless the applicable term sheet provides otherwise:

•      If the Ending Value is less than the Starting Value, then you will receive at maturity a Redemption Amount per Bear ARN equal to the Original Offering Price plus the product of (i) the Original Offering Price, (ii) the Participation Rate, and (iii) the percentage decrease of the Market Measure from the Starting Value to the Ending Value, up to the applicable Capped Value.

•      If the Ending Value is equal to or greater than the Starting Value but is equal to or less than the “Threshold Value” specified in the applicable term sheet, then you will receive at maturity a Redemption Amount per Bear ARN that is equal to the Original Offering Price per Bear ARN.  We will set the Threshold Value on the pricing date of the Bear ARNs.

•      If the Ending Value is greater than the Threshold Value, then you will receive at maturity a Redemption Amount per Bear ARN that is less than the Original Offering Price per Bear ARN based upon the percentage increase of the Market Measure in excess of the Threshold Value.

•       ARNs will be issued in denominations of whole units.  Each unit will have a public offering price as set forth in the applicable term sheet (the “Original Offering Price”).  The term sheet may also set forth a minimum number of units that you must purchase.

•       If provided for in the applicable term sheet, we may apply to have your ARNs listed on a securities exchange or quotation system. If approval of such an application is granted, your ARNs will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your ARNs will be listed or, if listed, will remain listed for the entire term of your ARNs.

•       Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) and one or more of its affiliates may act as our agents to offer ARNs.

ARNs are unsecured and are not savings accounts or insured deposits of a bank.  ARNs are not insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”), or any other Canadian or U.S. governmental agency or instrumentality.  Potential purchasers of ARNs should consider the information in “Risk Factors” beginning on page S-9.  You may lose some or all of your investment in ARNs.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the prospectus supplement, or the prospectus.  Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

ARNs® and “Accelerated Return Notes®” are registered service marks of Bank of America Corporation, the parent corporation of MLPF&S.

In this product supplement, when we refer to the “ARNs,” including your ARNs, we mean the ARNs described in this product supplement.  Also, references to the “prospectus” mean our prospectus, dated January 28, 2011, as supplemented by our prospectus supplement, dated January 28, 2011.  References to the “term sheet” or the “applicable term sheet” mean the term sheet that describes the specific terms of your ARNs.

THE ARNs ARE PART OF A SERIES

The ARNs, including your ARNs, are part of a series of senior debt securities entitled “Senior Global Medium Term Notes, Series E,” that we may issue under our senior indenture, dated as of October 23, 2003, as it has been and may be amended from time to time, between Royal Bank of Canada and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee (the “senior indenture”).  This product supplement summarizes financial and other terms that apply generally to the ARNs, including your ARNs.  We describe terms that apply generally to all Series E medium-term notes in “Description of the Notes We May Offer” in the accompanying prospectus supplement.  The terms described here supplement those described in the accompanying prospectus and prospectus supplement and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

SPECIFIC TERMS WILL BE DESCRIBED IN A TERM SHEET

The specific terms of your ARNs will be described in the applicable term sheet accompanying this product supplement.  The terms described there supplement those described here and in the accompanying prospectus and prospectus supplement.  If the terms described in the applicable term sheet are inconsistent with those described here or in the accompanying prospectus or prospectus supplement, the terms described in the applicable term sheet are controlling.

SUMMARY

This product supplement relates only to ARNs and does not relate to any underlying asset that comprises the Market Measure described in any term sheet.  This summary includes questions and answers that highlight selected information from the prospectus, prospectus supplement, and this product supplement to help you understand ARNs.  You should read carefully the entire prospectus, prospectus supplement, and product supplement, together with the applicable term sheet and any applicable index supplement, to understand fully the terms of your ARNs, as well as the tax and other considerations important to you in making a decision about whether to invest in any ARNs.  In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in ARNs, to determine whether an investment in ARNs is appropriate for you.  If information in this product supplement is inconsistent with the prospectus or prospectus supplement, this product supplement will supersede those documents.  However, if information in any term sheet or index supplement is inconsistent with this product supplement, that term sheet or index supplement will supersede this product supplement.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus supplement and prospectus.

In light of the complexity of the transactions described in this product supplement, you are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any ARNs.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the prospectus supplement, and prospectus, as well as the applicable term sheet and any applicable index supplement.  You should rely only on the information contained in those documents.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  Neither we nor any agent is making an offer to sell ARNs in any jurisdiction where the offer or sale is not permitted.  You should assume that the information in this product supplement, the prospectus supplement, and prospectus, together with the term sheet and any applicable index supplement, is accurate only as of the date on their respective front covers.

Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to Royal Bank of Canada.

What are ARNs?

ARNs are senior debt securities issued by Royal Bank of Canada, and are not guaranteed or insured by the Canada Deposit Insurance Corporation or the FDIC, or secured by collateral.  ARNs will rank equally with all of our other unsecured senior indebtedness from time to time outstanding, and payment of the Redemption Amount at maturity is subject to our credit risk. Each series of ARNs will mature on the date set forth in the applicable term sheet.  We cannot redeem ARNs at any earlier date.  We will not make any payments on ARNs until maturity.  ARNs are not principal protected.

ARNs are designed for investors who are seeking exposure to a specific Market Measure and who anticipate that the value of the Market Measure will increase moderately (or, in the case of Bear ARNs, decrease moderately) from the Starting Value to the Ending Value.  Investors in ARNs must be willing to forgo interest payments on their investment, such as fixed or floating interest rates paid on conventional non-callable debt securities, accept a return that will not exceed the return represented by the Capped Value, and bear the risk of loss of all or substantially all of their investment.

Are ARNs equity or debt securities?

ARNs are our senior debt securities and are not secured by collateral.  However, ARNs will differ from traditional debt securities in that their return is linked to the performance of the underlying Market Measure, they are not principal protected, and you will not receive interest payments.  At maturity, instead of receiving the Original Offering Price of your ARNs, you may receive an amount that is greater than or less than the Original Offering Price, depending upon the performance of the Market Measure over the term of the ARNs.  We describe below how this amount at maturity is determined.

Is it possible for you to lose some or all of your investment in ARNs?

Yes.  You will receive at maturity a Redemption Amount that is less than the Original Offering Price of your ARNs if:

•          the Ending Value is less than the Starting Value; or

•          in the case of Bear ARNs, the Ending Value is greater than the Threshold Value.

In each case, the amount of your loss will be determined in proportion to the decrease in the value of the Market Measure from the Starting Value to the Ending Value (or, in the case of Bear ARNs, the increase in the value of the Market Measure from the Starting Value to the Ending Value, to the extent that the Ending Value is greater than the Threshold Value).

As a result, you may lose all or a substantial portion of the amount that you invested to purchase ARNs.  Further, if you sell your ARNs prior to maturity, you may find that the market value per ARN is less than the Original Offering Price.

What is the Market Measure?

The Market Measure may consist of one or more of the following:

•          U.S. broad-based equity indices;

•          U.S. sector or style-based equity indices;

•          non-U.S. or global equity indices;

•          commodity-based indices;

•          the value of one or more commodities, equity securities or other assets;

•          any other statistical measure of U.S. or non-U.S. economic or financial performance, including, but not limited to, any currency or currency index, consumer price index, mortgage index, or interest rate; or

•          any combination of any of the above.

The Market Measure may consist of a group, or “Basket,” of the foregoing.  We refer to each component included in any Basket as a “Basket Component.”  If the Market Measure to which your ARNs are linked is a Basket, the Basket Components will be set forth in the applicable term sheet.

The applicable term sheet or index supplement will set forth information as to the specific Market Measure, including information as to the historical values of the Market Measure.  However, historical values of the Market Measure are not indicative of the future performance of the Market Measure or the performance of your ARNs.

How will the Redemption Amount be calculated?

At maturity, subject to our credit risk as issuer of ARNs, and unless the applicable term sheet provides otherwise, you will receive the Redemption Amount per unit of ARNs that you hold, denominated in U.S. dollars.  In no event will the Redemption Amount be less than zero.  The Redemption Amount will be calculated as follows:

•      If the Ending Value is greater than the Starting Value, then the Redemption Amount will equal:

provided, however, that the Redemption Amount will not exceed the Capped Value.

•      If the Ending Value is equal to or less than the Starting Value, then the Redemption Amount will equal:

In the case of Bear ARNs, the Redemption Amount will be calculated as follows:

•      If the Ending Value is less than the Starting Value, then the Redemption Amount will equal:

provided, however, that the Redemption Amount will not exceed the Capped Value.

•      If the Ending Value is greater than or equal to the Starting Value, but less than or equal to the Threshold Value, then the Redemption Amount will equal the Original Offering Price.

•      If the Ending Value is greater than the Threshold Value, then the Redemption Amount will equal:

Unless otherwise set forth in the applicable term sheet, the Participation Rate will be 300%; however, for Bear ARNs, the Participation Rate will be 500%.  In either case, in no event will the Redemption Amount for each unit exceed the “Capped Value” described in the applicable term sheet, and in no event will the Redemption Amount be less than zero. We will determine the applicable Capped Value on the pricing date of each series of ARNs.

The “Threshold Value” for Bear ARNs will be set forth in the applicable term sheet.  If the Threshold Value is equal to 100% of the Starting Value, then the Redemption Amount for each Bear ARN will be less than the Original Offering Price if there is any increase in the value of the Market Measure from the Starting Value to the Ending Value.  If the Threshold Value is greater than 100% of the Starting Value, then the Redemption Amount per Bear ARN will not be less than the Original Public Offering Price unless the Ending Value of the Market Measure is greater than the Threshold Value.

How will the Starting Value and the Ending Value be determined?

Unless otherwise specified in the applicable term sheet, the “Starting Value” will equal the closing value of the Market Measure on the pricing date, as determined by the calculation agent. However, if the Market Measure is linked to one or more commodities or commodity indices, and a Market Disruption Event (as defined below) occurs on the pricing date, then the calculation agent will establish the Starting Value in a manner as set forth in the section “Description of ARNs—Market Disruption Events—Commodity-Based Market Measures.”

If the Market Measure consists of a Basket, the “Starting Value” will be equal to 100. We will assign each Basket Component a weighting (the “Initial Component Weight”), so that each Basket Component represents a percentage of the Starting Value on the pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights.  The Initial Component Weight for each Basket Component will be set forth in the applicable term sheet.  See “Description of ARNs—Basket Market Measures.”

Unless otherwise specified in the applicable term sheet, the “Ending Value” will equal:

•      as to an equity-based Market Measure, the average of the closing values of the Market Measure on each of a certain number of calculation days during the Maturity Valuation Period (each as defined below); and

•      as to a commodity-based Market Measure, unless otherwise specified in the applicable term sheet, the closing value of the Market Measure on a specific calculation day that will be set forth in the applicable term sheet.

In the event that a Market Disruption Event occurs and is continuing on a calculation day, or if certain other events occur, the calculation agent will determine the Ending Value as set forth in the section “Description of ARNs—Market Disruption Events.”

A “calculation day” means any Market Measure Business Day (as defined below) during the Maturity Valuation Period on which a Market Disruption Event has not occurred.

The “Maturity Valuation Period” means the period shortly before the maturity date, the timing and length of which will be set forth in the applicable term sheet.

Unless otherwise specified in the applicable term sheet, a “Market Measure Business Day” means a day on which (1) the New York Stock Exchange (the “NYSE”) and The NASDAQ Stock Market (“NASDAQ”), or their successors, are open for trading and (2) the Market Measure or any successor thereto is calculated and published.

If the Market Measure is not equity-based or commodity-based, or is a combination of the two, the applicable term sheet or index supplement will set forth the manner by which the Starting Value and the Ending Value will be determined.

Is the return on ARNs limited in any way?

Yes, your investment return, if any, is limited to the return represented by the Capped Value that will be specified in the applicable term sheet.  Unless the applicable term sheet provides otherwise, each ARN will pay an amount at maturity that represents the Original Offering Price plus the product of (i) the Original Offering Price, (ii) the Participation Rate, and (iii) the percentage increase of the Market Measure from the Starting Value to the Ending Value, and each Bear ARN will pay an amount that represents the Original Offering Price plus the product of (i) the Original Offering Price, (ii) the Participation Rate, and (iii) the percentage decrease of the Market Measure from the Starting Value to the Ending Value, in each case, up to the Capped Value.

Assuming a Participation Rate of 300% for ARNs, and 500% for Bear ARNs and because your return, if any, will not exceed the return represented by the Capped Value, you will only receive the full benefit of three times the upside potential (or, in the case of Bear ARNs, five times the downside potential) of the underlying Market Measure if the value of the Market Measure increases, but does not increase by more than 33.33% (one-third) of the return represented by, the Capped Value or, in the case of Bear ARNs, the value of the Market Measure decreases, but does not decrease by more than 20% (one-fifth) of the return represented by, the Capped Value.

Your participation in any upside potential (or, in the case of Bear ARNs, downside potential) of the Market Measure underlying your ARNs will also be impacted by the Participation Rate.  Unless otherwise set forth in the applicable term sheet, the Participation Rate will be 300%; however, for Bear ARNs, the Participation Rate will be 500%.  Each term sheet will set forth examples of hypothetical Ending Values and Threshold Values, and the impact of the Participation Rate and the Capped Value.

Who will determine the Redemption Amount?

The calculation agent will make all the determinations associated with the ARNs, such as determining the Starting Value, the Threshold Value, the Ending Value, and the Redemption Amount.  Unless otherwise set forth in the applicable term sheet, we will appoint MLPF&S, one of its affiliates, or another entity, to act as calculation agent for the ARNs.  See the section entitled “Description of ARNs—Role of the Calculation Agent.”

Will you have an ownership interest in the securities, commodities, or other assets that are represented by the Market Measure?

No.  An investment in ARNs does not entitle you to any ownership interest, including any voting rights, dividends paid, interest payments, or other distributions, in the securities of any of the companies included in an equity-based Market Measure, or in any futures contract for a commodity included in a commodity-based Market Measure.  Even where the Market Measure is not equity-based or commodity-based, you similarly will not have any right to receive the relevant asset underlying the Market Measure.  ARNs will be payable only in U.S. dollars.

Who are the agents for ARNs?

MLPF&S and one or more of its affiliates will act as our agents in connection with each offering of ARNs and will receive a commission or an underwriting discount based on the number of units of ARNs sold.  None of the agents is your fiduciary or advisor, and you should not rely upon any communication from it in connection with ARNs as investment advice or a recommendation to purchase ARNs.  You should make your own investment decision regarding ARNs after consulting with your legal, tax, and other advisors.

How are ARNs being offered?

We have registered ARNs with the SEC in the United States.  However, we will not register ARNs for public distribution in any jurisdiction other than the United States.  The agents may solicit offers to purchase ARNs from non-U.S. investors only in reliance on available private placement exemptions.  With respect to each ARN, restrictions on sales to investors outside the United States may be set forth in a private offering supplement to the applicable term sheet.  See also the section entitled “Supplemental Plan of Distribution” in the prospectus supplement.

Will ARNs be listed on an exchange?

If provided for in the applicable term sheet, we will apply to have your ARNs listed on a securities exchange or quotation system. If approval of such an application is granted, your ARNs will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your ARNs will be listed or, if listed, will remain listed for the entire term of your ARNs.

Can the maturity date be postponed if a Market Disruption Event occurs?

No.  See the section entitled “Description of ARNs — Market Disruption Events.”

Does ERISA impose any limitations on purchases of ARNs?

Yes.  An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or the “Code,” including individual retirement accounts, individual retirement annuities, or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under the ERISA regulations, should not purchase, hold, or dispose of ARNs unless that plan or entity has determined that its purchase, holding, or disposition of ARNs will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing ARNs will be deemed to be representing that it has made that determination, or that a prohibited transaction class exemption (“PTCE”) or other statutory or administrative exemption exists and can be relied upon by such plan or entity.  See the section entitled “ERISA Considerations.”

Are there any risks associated with your investment?

Yes.  An investment in ARNs is subject to risk.  ARNs are not principal protected.  Please refer to the section entitled “Risk Factors” beginning on the following page of this product supplement and page 1 of the prospectus supplement.  If the applicable term sheet or index supplement sets forth any additional risk factors, you should read those carefully before purchasing any ARNs

RISK FACTORS

Your investment in ARNs entails significant risks, many of which differ from those of a conventional debt security.  Your decision to purchase ARNs should be made only after carefully considering the risks of an investment in ARNs, including those discussed below, with your advisors in light of your particular circumstances.  ARNs are not an appropriate investment for you if you are not knowledgeable about significant elements of ARNs or financial matters in general.

General Risks Relating to ARNs

Your investment may result in a loss; there is no guaranteed return of principal.  ARNs are not principal protected and do not pay interest.  There is no fixed repayment amount of principal on ARNs at maturity.  If the Ending Value is less than the Starting Value (or, in the case of Bear ARNs, greater than the Threshold Value), then the Redemption Amount will be an amount in cash that reflects that decline (or, in the case of Bear ARNs, that increase in excess of the Threshold Value), and it will be less than the Original Offering Price of your ARNs.  As a result, depending on the performance of the Market Measure, you may lose all or a substantial portion of your investment.

Your yield may be less than the yield on a conventional debt security of comparable maturity.  There will be no periodic interest payments on ARNs as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity.  Any yield that you receive on ARNs, which could be negative, may be less than the return you would earn if you purchased a conventional debt security with the same maturity date.  As a result, your investment in ARNs may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

Your return, if any, is limited to the return represented by the Capped Value.  Although any positive return on ARNs is based on the increase (or, in the case of Bear ARNs, decrease) in the Market Measure, in no event will you receive a Redemption Amount that is greater than the applicable Capped Value.  In other words, your opportunity to participate in possible increases (or, in the case of Bear ARNs, decreases) in the value of the Market Measure through an investment in the ARNs is limited to the return represented by the Capped Value set forth in the applicable term sheet.

Your investment return may be less than a comparable investment directly in the Market Measure, or the components included in the Market Measure.  The appreciation potential of ARNs is limited to the return represented by the applicable Capped Value.  In contrast, a direct investment in the Market Measure or the components of the Market Measure would allow you to receive the full benefit of any appreciation in the value of the Market Measure or those components.  Similarly, in the case of Bear ARNs, a strategy such as a short sale could allow you to receive the full benefit of any depreciation in the value of the Market Measure or those components.

Your return on equity-based ARNs, if any, also will not reflect the return you would realize if you actually owned the securities underlying the Market Measure and received the dividends paid or distributions made on them because, unless otherwise set forth in the applicable term sheet, the Ending Value will be calculated without taking into consideration the value of dividends paid or distributions made on those underlying components, or any other rights with respect to the components of the Market Measure.

In addition, in certain instances, the Market Measure may consist of or include one or more equity indices that are traded in a non-U.S. currency, such as the euro or the Japanese yen.  In such instances, if the value of that currency increases against the U.S. dollar during the term of your ARNs, you may not obtain the benefit of that increase, which you would have received if you had owned the securities included in the applicable index or indices.  In the case of Bear ARNs, you may not receive the benefit of any decreases in the value of the applicable currency.

Payments on ARNs are subject to our credit risk, and changes in our credit ratings are expected to affect the value of ARNs.  ARNs are our senior unsecured debt securities.  As a result, your receipt of the Redemption Amount at maturity is dependent upon our ability to repay our obligations on the maturity date.  This will be the case even if the value of the Market Measure increases (or, in the case of Bear ARNs, decreases) after the pricing date.  No assurance can be given as to what our financial condition will be on the maturity date.  If we default upon our financial obligations, you may not receive the amounts owed to you under the terms of the ARNs.

In addition, our credit ratings are an assessment by ratings agencies of our ability to pay our obligations.  Consequently, our perceived creditworthiness and actual or anticipated changes in our credit ratings prior to the maturity date may affect the market value of ARNs.  However, because your return on ARNs depends upon factors in addition to our ability to pay our obligations, such as the value of the applicable Market Measure, an improvement in our credit ratings will not reduce the other investment risks related to ARNs.

You must rely on your own evaluation of the merits of an investment linked to the applicable Market Measure.  In the ordinary course of their businesses, we, the agents, and our respective affiliates may have expressed views on expected movements in a Market Measure or the components of a Market Measure, and may do so in the future.  These views or reports may be communicated to our clients and clients of these entities. However, these views are subject to change from time to time. Moreover, other professionals who deal in markets relating to a Market Measure may at any time have significantly different views from our views and the views of these entities. For these reasons, you are encouraged to derive information concerning a Market Measure or its components from multiple sources, and you should not rely on our views or the views expressed by these entities.

The costs of developing, hedging, and distributing ARNs are reflected in the initial purchase price, and will not be reflected in secondary market prices.  In determining the economic terms of ARNs, and consequently the potential return on ARNs to you, a number of factors are taken into account. Among these factors are certain costs associated with creating, hedging, and offering ARNs. In structuring the economic terms of ARNs, we seek to provide you with what we believe to be commercially reasonable terms and to provide MLPF&S or any other applicable agents with compensation for its services in developing the securities. The price, if any, at which you could sell your ARNs in a secondary market transaction is expected to be affected by the factors that we considered in setting the economic terms of ARNs, namely the agent commissions or underwriting discounts paid in respect of ARNs and other costs associated with ARNs, and compensation for developing and hedging ARNs.  The quoted price of any agent or broker dealer, or the listed price in the case of listed ARNs, could be higher or lower than the Original Offering Price.

Assuming there is no change in the value of the applicable Market Measure and no change in market conditions or any other relevant factors, the price, if any, at which MLPF&S or another purchaser might be willing to purchase your ARNs in a secondary market transaction is expected to be lower than the Original Offering Price. This is due to, among other things, the fact that the Original Offering Price includes, and secondary market prices are likely to exclude, agent commissions or underwriting discounts paid with respect to, and the development and hedging costs associated with, ARNs.

We cannot assure you that a trading market for your ARNs will ever develop or be maintained.  Unless otherwise set forth in the applicable term sheet, we will not list ARNs on any securities exchange.  Even if an application were made to list your ARNs, we cannot assure you that the application will be approved or that your ARNs will be listed and, if listed, that they will remain listed for the entire term of ARNs.  We cannot predict how ARNs will trade in any secondary market, or whether that market will be liquid or illiquid.  You should be aware that the listing of ARNs on any securities exchange will not necessarily ensure that a trading market will develop for ARNs, and if a trading market does develop, that there will be liquidity in the trading market.

The development of a trading market for ARNs will depend on our financial performance and other factors, including changes in the value of the Market Measure. The number of potential buyers of your ARNs in any secondary market may be limited.  We anticipate that one or more of the agents will act as a market-maker for ARNs that it offers, but none of them is required to do so.  Any such agent may discontinue its market-making activities as to any series of ARNs at any time.  To the extent that an agent engages in any market-making activities, it may bid for or offer any series of ARNs.  Any price at which the agent may bid for, offer, purchase, or sell any ARNs may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups, or other transaction costs.  These bids, offers, or completed transactions may affect the prices, if any, at which those ARNs might otherwise trade in the market.

In addition, if at any time the applicable agent were to cease acting as a market-maker as to any series of ARNs, it is likely that there would be significantly less liquidity in the secondary market.  In such a case, the price at which those ARNs could be sold likely would be lower than if an active market existed.

The Redemption Amount will not be affected by all developments relating to the Market Measure.  Changes in the value of the Market Measure during the term of ARNs before the applicable Maturity Valuation Period or the applicable calculation day will not be reflected in the Redemption Amount.  The calculation agent will calculate the Redemption Amount by comparing only the Starting Value to the Ending Value and, in the case of Bear ARNs, the Ending Value to the Starting Value and the Threshold Value.  No other values of the Market Measure will be taken into account.  As a result, you may receive less than the Original Offering Price of your ARNs, even if the value of the Market Measure has increased (or in the case of Bear ARNs, decreased) at certain times during their term before decreasing to a value below the Starting Value (or, in the case of Bear ARNs, increasing to a value above the Threshold Value) during the Maturity Valuation Period or on the applicable calculation day.

If the Market Measure to which your ARNs are linked is a Basket, changes in the value of one or more of the Basket Components may be offset by changes in the value of one or more of the other Basket Components.  The Market Measure of your ARNs may consist of a Basket.  In such a case, a change in the values of one or more of the Basket Components may not correlate with changes in the values of one or more of the other Basket Components.  The values of one or more Basket Components may increase, while the values of one or more of the other Basket Components may not increase as much, or may even decrease.  The opposite changes may occur in the case of Bear ARNs.  Therefore, in calculating the Market Measure as of any time, increases (or in the case of Bear ARNs, decreases) in the value of one Basket Component may be moderated, or wholly offset, by lesser increases or decreases (or in the case of Bear ARNs, lesser decreases or increases) in the value of one or more of the other Basket Components.  If the weightings of the applicable Basket Components are not equal, changes in the values of the Basket Components which are more heavily weighted could have a disproportionately adverse impact upon your ARNs.

The respective publishers of the Market Measures may adjust such Market Measures or any components of a Market Measure in a way that affects its value, and these respective publishers have no obligation to consider your interests.  The publishers of a Market Measure (each, a “Market Measure Publisher”) can add, delete, or substitute the components included in a Market Measure or make other methodological changes that could change the value of such Market Measure.  You should realize that the change of companies, commodities, or other components included in a Market Measure may affect such Market Measure, as a newly added component may perform significantly better or worse than the component it replaces.  Additionally, a Market Measure Publisher may alter, discontinue, or suspend calculation or dissemination of its Market Measure.  Any of these actions could adversely affect the value of your ARNs.  The Market Measure Publishers will have no obligation to consider your interests in calculating or revising the Market Measure.

Exchange rate movements may impact the value of ARNs.  ARNs will be denominated in U.S. dollars.  If the value of a Market Measure component is traded in a currency other than U.S. dollars and, for purposes of the Market Measure, is converted into U.S. dollars or another currency, then the Redemption Amount may depend in part on the relevant exchange rates.  If the value of the U.S. dollar increases (or in the case of Bear ARNs, decreases) against the currencies of that Market Measure or its components, the value of the Market Measure or its components may be adversely affected and the Redemption Amount may be reduced.  Unless otherwise stated in the applicable term sheet, the Redemption Amount will not be adjusted as a result of changes in the applicable exchange rates between those currencies and the U.S. dollar.  Exchange rate movements may be particularly impacted by existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the countries relevant to the applicable Market Measure and its components and the United States.  All of these factors are in turn sensitive to the monetary, fiscal, and trade policies pursued by the governments of various countries and the United States and other countries important to international trade and finance.

If you attempt to sell ARNs prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than their Original Offering Price.  Unlike savings accounts, certificates of deposit, and other similar investment products, you have no right to have your ARNs redeemed prior to maturity.  If you wish to liquidate your investment in ARNs prior to maturity, your only option would be to sell them.  At that time, there may be an illiquid market for your ARNs or no market at all.  Even if you were able to sell your ARNs, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below.  Some of these factors are interrelated in complex ways.  As a result, the effect of any one factor may be offset or magnified by the effect of another factor.  The following paragraphs describe the expected impact on the market value of ARNs from a change in a specific factor, assuming all other conditions remain constant.

•
Value of the Market Measure.  Because the Redemption Amount is tied to the Ending Value, determined by reference to the values of the Market Measure during the Maturity Valuation Period or on the applicable calculation day, we anticipate that the market value of ARNs at any time generally will depend to a significant extent on the value of the Market Measure.  The value of the Market Measure will be influenced by complex and interrelated political, economic, financial, and other factors that affect the capital markets generally, the markets on which the securities, commodities, or other assets of the Market Measure are traded, and the market segments of which these assets are a part.  Even if the value of the Market Measure increases (or in the case of Bear ARNs, decreases) after the applicable pricing date, if you are able to sell your ARNs before their maturity date, you may receive substantially less than the amount that would be payable at maturity based on that value because of the anticipation that the value of the Market Measure will continue to fluctuate until the Ending Value is determined.  If you sell your ARNs when the value of the Market Measure is less than, or not sufficiently above the applicable Starting Value (or in the case of Bear ARNs is more than, or not sufficiently less than the Starting Value), then you may receive less than the Original Offering Price of your ARNs.  In general, the market value of ARNs will decrease as the value of the Market Measure decreases, and increase as the value of the Market Measure increases, and the reverse will be the case for Bear ARNs.  However, as the value of the Market Measure increases or decreases, the market value of ARNs is not expected to increase or decrease at the same rate.  In addition, because the Redemption Amount will not exceed the applicable Capped Value, we do not expect that ARNs will trade in any secondary market above that Capped Value.

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Volatility of the Market Measure.  Volatility is the term used to describe the size and frequency of market fluctuations.  The volatility of the Market Measure during the term of your ARNs may vary.  Many factors affect market volatility at any given time, and it is impossible to predict market volatility.  For example, the unsettled international market environment of recent times has generally resulted in higher levels of volatility than had existed previously.  Increases or decreases in the volatility of the Market Measure may have an adverse impact on the market value of ARNs.

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Economic and Other Conditions Generally.  The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, regulatory, and judicial events that affect stock markets and commodities markets generally, may affect the value of the Market Measure and the value of ARNs.  If the Market Measure includes one or more indices or commodities that have returns that are calculated based upon currencies other than the U.S. dollar or prices in one or more non-U.S. markets (a “non-U.S. Market Measure”), the value of your ARNs may also be affected by similar events in those markets.

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Interest Rates.  We expect that changes in interest rates will affect the market value of ARNs.  In general, if U.S. interest rates increase, we expect that the market value of ARNs will decrease, and conversely, if U.S. interest rates decrease, we expect that the market value of ARNs will increase.  The level of prevailing interest rates also may affect the U.S. economy and any applicable markets outside of the United States, and, in turn, the value of the Market Measure.  If the Market Measure is, or if any components of any Market Measure are, traded in currencies other than the U.S. dollar, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the related Market Measure or any component, and, thus, the market value of ARNs may be adversely affected.

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Dividend Yields.  In general, for an equity-based Market Measure, if cumulative dividend yields on the securities included in the Market Measure increase, we anticipate that the market value of ARNs will decrease; conversely, if those dividend yields decrease, we anticipate that the market value of your ARNs will increase.  We expect that the opposite will be the case for Bear ARNs.

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Exchange Rate Movements and Volatility.  Foreign currency exchange rates represent the number of units of one currency (an “underlying currency”) for which one unit of another currency can be exchanged (a “base currency”).  An exchange rate increases when the value of an underlying currency decreases relative to the applicable base currency, and decreases when the value of the underlying currency increases relative to that base currency.  If the Market Measure of your ARNs includes any non-U.S. Market Measure, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact on the value of your ARNs, and the Redemption Amount may depend in part on the relevant exchange rates.

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Relationship Between Exchange Rates and the Market Measure.  The correlation between the relevant currency exchange rate and any applicable non-U.S. Market Measure reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable non-U.S. Market Measure.  If the Market Measure of your ARNs includes a non-U.S. Market Measure, changes in these correlations may have a negative impact on the value of your ARNs.

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Time to Maturity.  As the time remaining to maturity of your ARNs decreases, we anticipate that your ARNs may have a market value that may be different from that which would be expected based on the levels of market interest rates and the then current value of the Market Measure.  This difference will reflect a time premium or discount due to expectations concerning the Market Measure during the period before the applicable maturity date.  In general, as the time remaining to maturity decreases, the value of ARNs will approach the amount that would be payable at maturity based on the then-current value of the Market Measure.

Our purchases and sales, and those of the agents, may affect your return.  We, the agents, and our respective affiliates may from time to time buy or sell the Market Measures, the components of Market Measures, or futures or options contracts on Market Measures or the components of the Market Measures for our own or their own accounts for business reasons.  We also expect to enter into these transactions in connection with hedging our obligations under ARNs. These transactions could affect the value of these components and, in turn, the value of a Market Measure in a manner that could be adverse to your investment in ARNs. Any purchases or sales by us, the agents, and our respective affiliates or others on our or their behalf on or before the applicable pricing date may temporarily increase or decrease the value of a Market Measure or the components of a Market Measure. Temporary increases or decreases in the value of the Market Measure or the components of a Market Measure may also occur as a result of the purchasing activities of other market participants. Consequently, the values of such Market Measure or the components of such Market Measure may change subsequent to the pricing date of an issue of ARNs, affecting the value of the Market Measure and therefore the market value of ARNs.

Our trading and hedging activities, and those of the agents, may create conflicts of interest with you. We, the agents, and our respective affiliates may engage in trading activities related to the Market Measure and the securities, commodities, or other assets represented by the Market Measure that are not for your account or on your behalf.  We, the agents, and our respective affiliates from time to time may buy or sell the securities, commodities, or other assets represented by the Market Measure or related futures or options contracts for our own or their own accounts, for business reasons, or in connection with hedging our obligations under ARNs. We, the agents, and our respective affiliates also may issue or underwrite other financial instruments with returns based upon the applicable Market Measure.  These trading and underwriting activities could affect the Market Measure in a manner that would be adverse to your investment in ARNs.

We expect to enter into arrangements to hedge the market risks associated with our obligation to pay the Redemption Amount due on the maturity date.  We may seek competitive terms in entering into the hedging arrangements for ARNs, but are not required to do so.  We may enter into such hedging arrangements with one or more of our subsidiaries or affiliates, or with one or more of the agents or their affiliates.  Such a party may enter into additional hedging transactions with other parties relating to the ARNs and the applicable Market Measure.  This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but which could also result in a loss.

These hedging transactions may be entered into on or prior to each pricing date, in order to hedge some or all of our anticipated obligations under ARNs.  These activities could increase (or in the case of Bear ARNs, decrease) the value of the Market Measure on the applicable pricing date.

In addition, from time to time during the term of each series of ARNs and in connection with the determination of the Ending Value, we, the agents, and our respective affiliates may enter into additional hedging transactions or adjust or close out existing hedging transactions.  We, the agents, and our respective affiliates, also may enter into hedging transactions relating to other notes or instruments that we or they issue, some of which may have returns calculated in a manner related to that of a particular series of ARNs.  We, the agents, and our respective affiliates will price these hedging transactions with the intent to realize a profit, considering the risks inherent in these hedging activities, whether the value of ARNs increases or decreases.  However, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

These trading and hedging activities may present a conflict of interest between your interest in ARNs and the interests we, the agents, and our respective affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management.  These trading activities, if they influence the Market Measure or secondary trading in your ARNs, could be adverse to your interests as a beneficial owner of ARNs.

Our hedging activities, and those of the agents, may affect your return on ARNs and their market value. We, the agents, and our respective affiliates may engage in hedging activities that may affect the value of the Market Measure.  Accordingly, these hedging activities may increase or decrease the market value of your ARNs prior to maturity including during the Maturity Valuation Period or on the applicable calculation day and the applicable Redemption Amount.  In addition, we, the agents, and our respective affiliates may purchase or otherwise acquire a long or short position in ARNs.  We, the agents, and our respective affiliates may hold or resell ARNs.  For example, the agents may enter into these transactions in connection with any market marking activities in which they engage.  Although we have no reason to believe that any of those activities will have a material impact on the value of the Market Measure, we cannot assure you that these activities will not affect the value of the Market Measure and the market value of your ARNs prior to maturity or the Redemption Amount.

The calculation agent will have the authority to make determinations that could affect the value of your ARNs.  We expect to appoint MLPF&S or one of its affiliates as the calculation agent for ARNs and as such it will have discretion in making various determinations that affect your ARNs.  The exercise of this discretion by the calculation agent could adversely affect the value of your ARNs and may present the calculation agent with a conflict of interest of the kind described under “—Our trading and hedging activities, and those of the agents, may create conflicts of interest with you” and “—Our hedging activities, and those of the agents, may affect your return at maturity and the market value of ARNs” above.

Significant aspects of the tax treatment of the ARNs are uncertain.  The tax treatment of the ARNs is uncertain.  We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of the ARNs, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement.

On December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the ARNs even though that holder will not receive any payments with respect to the ARNs until maturity and whether all or part of the gain a holder may recognize upon sale or maturity of an instrument such as the ARNs could be treated as ordinary income.  The outcome of this process is uncertain and could apply on a retroactive basis.  Similarly, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as the ARNs after the bill was enacted to accrue interest income on a current basis.  It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your ARNs.

For a more complete discussion of the U.S. federal income tax consequences of an investment in the ARNs please see “U.S. Federal Income Tax Summary” in this product supplement.  For a discussion of the U.S. federal income tax consequences of investing in any specific offering of ARNs, please see the section of the applicable term sheet titled “Certain U.S. Federal Income Taxation Considerations.”  You should consult your tax advisor about your own tax situation.

Risks Relating to Equity-Based Market Measures

If the Market Measure to which your ARNs are linked is equity-based, you will have no rights as a securityholder, you will have no rights to receive any of the securities represented by the Market Measure, and you will not be entitled to dividends or other distributions by the issuers of these securities.  ARNs are our debt securities.  They are not equity instruments, shares of stock, or securities of any other issuer.  Investing in ARNs will not make you a holder of any of the securities represented by the Market Measure.  You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to those securities.  As a result, the return on your ARNs may not reflect the return you would realize if you actually owned those securities and received the dividends paid or other distributions made in connection with them. This is because the calculation agent will calculate the Redemption Amount by reference to the Ending Value.  Additionally, the values of certain equity-based indices reflect only the prices of the common stocks included in the Market Measure or its components and do not take into consideration the value of dividends paid on those stocks.  Your ARNs will be paid in cash and you have no right to receive delivery of any of these securities.

If the Market Measure to which your ARNs are linked includes equity securities traded on foreign exchanges, your return may be affected by factors affecting international securities markets.  The value of equity-based Market Measures that include stocks traded on foreign exchanges is computed by reference to the sales prices of those securities as reported by the exchange on which those securities are listed or admitted to trade. Therefore, the return on your ARNs will be affected by factors affecting the value of securities in the relevant non-U.S. markets. The relevant foreign securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC.  Additionally, accounting, auditing, and financial reporting standards and requirements in foreign countries differ from those applicable to U.S. reporting companies.

The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, and social factors in those regions. In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities markets. Moreover, the relevant foreign economies may differ favorably or unfavorably from the U.S. economy in economic factors, such as growth of gross national product, rate of inflation, capital reinvestment, resources, and self-sufficiency.

Unless otherwise set forth in the applicable term sheet, we and the agents do not control any company included in any equity-based Market Measure and are not responsible for any disclosure made by any other company.  We, the agents, or our respective affiliates currently, or in the future, may engage in business with companies represented by an equity-based Market Measure, and we, the agents,  or our respective affiliates may from time to time own shares of companies included in an equity-based Market Measure.  However, none of us, the agents, or any of our respective affiliates have the ability to control the actions of any of these companies or assume any responsibility for the adequacy or accuracy of any publicly available information about any of these companies, unless (and only to the extent that) our securities or the securities of our respective affiliates are represented by that Market Measure.  In addition, unless otherwise set forth in the applicable term sheet, none of us, the agents, or any of our respective affiliates are responsible for the calculation of any index represented by a Market Measure.  You should make your own investigation into the Market Measure and the companies represented by the applicable constituent securities.

Unless otherwise set forth in the applicable term sheet, none of the Market Measure Publishers, their affiliates, nor any companies included in the Market Measure will be involved in any offering of ARNs or will have any obligation of any sort with respect to ARNs. As a result, none of those companies will have any obligation to take your interests as holders of ARNs into consideration for any reason, including taking any corporate actions that might affect the value of the securities represented by the Market Measure or the value of ARNs.

Our business activities and those of the agents relating to the companies represented by an equity-based Market Measure may create conflicts of interest with you.  We, the agents, and our respective affiliates, at the time of any offering of ARNs or in the future, may engage in business with the companies represented by an equity-based Market Measure, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors.  In connection with these activities, any of these entities may receive information about those companies that we will not divulge to you or other third parties.  We, the agents, and our respective affiliates have published, and in the future may publish, research reports on one or more of these companies.  This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your ARNs.  Any of these activities may affect the market value of your ARNs.  None of us, the agents, or our respective affiliates make any representation to any purchasers of the ARNs regarding any matters whatsoever relating to the issuers of the stocks included in an equity-based Market Measure. Any prospective purchaser of the ARNs should undertake an independent investigation of the companies included in an equity-based Market Measure as in its judgment is appropriate to make an informed decision regarding an investment in the ARNs. The composition of those companies does not reflect any investment recommendations from us, the agents, or our respective affiliates.

Risks Relating to Commodity-Based Market Measures

If the Market Measure to which your ARNs are linked is commodity-based, ownership of ARNs will not entitle you to any rights with respect to any futures contracts or commodities included in or tracked by the Market Measure.  If the Market Measure to which your ARNs are linked is commodity-based, you will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the commodities or commodity futures included in such Market Measure. We will not invest in any of the commodities or commodity futures contracts included in such Market Measure on behalf or for the benefit of holders of ARNs.

The prices of commodities included in a commodity-based Market Measure may change unpredictably, affecting the value of your ARNs in unforeseeable ways.  Trading in commodities is speculative and can be extremely volatile. Market prices of the commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments; and changes in interest rates.  These factors may affect the value of a commodity-based Market Measure and the value of ARNs in varying ways, and different factors may cause the value of the commodities, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates. Additionally, certain commodity-based Market Measures may be concentrated in only a few, or even a single industry (e.g., energy). These Market Measures are likely to be more volatile than those comprised of a variety of commodities.

With respect to a commodity-based Market Measure, suspension or disruptions of market trading in the applicable commodities and related futures markets may adversely affect the value of ARNs.  The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. There can be no assurance that any such disruption or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) will not have an adverse affect on the value of or trading in the Market Measure, or the manner in which it is calculated, and therefore, the value of ARNs.

ARNs linked to a commodity-based Market Measure will not be regulated by the U.S. Commodity Futures Trading Commission (the “CFTC”).  Unlike an investment in ARNs linked to a commodity-based Market Measure, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (a “CPO”). Because ARNs linked to a commodity-based Market Measure will not be interests in a commodity pool, such ARNs will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. ARNs linked to a commodity-based Market Measure will not constitute investments by you or by us on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”). We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

A commodity-based Market Measure may include futures contracts on foreign exchanges that are less regulated than U.S. markets.  A commodity-based Market Measure may include futures contracts on physical commodities on exchanges located outside the United States. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include: (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It will also likely be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the Market Measure.

Other Risk Factors Relating to the Applicable Market Measure

The applicable term sheet or index supplement may set forth additional risk factors as to the Market Measure that you should review prior to purchasing ARNs.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from each sale of ARNs for the purposes described in the prospectus supplement under “Use of Proceeds.”  In addition, we expect that we or our affiliates may use a portion of the net proceeds to hedge our obligations under ARNs as described below.

In anticipation of the sale of ARNs, we expect to enter into hedging transactions with one or more of our affiliates, or with one or more of the agents or their affiliates, involving purchases of securities, commodities, or other assets included in or linked to the Market Measure and/or listed and/or over-the-counter derivative instruments linked to the Market Measure prior to or on the pricing date.  From time to time, we, the agents, and our respective affiliates may enter into additional hedging transactions or unwind those that we or they have entered into.  In this regard, we, the agents, and our respective affiliates may:

•	acquire or dispose of the Market Measure or the components of the Market Measure;

•	acquire or dispose of long or short positions in listed or over-the-counter derivative instruments based on the price of the Market Measure or the components of the Market Measure; or

•	any combination of the above two.

We, the agents, and our respective affiliates may acquire a long or short position in securities similar to ARNs from time to time and may, in our or their sole discretion, hold or resell those similar securities.

We, the agents, and our respective affiliates may close out our or their hedges on or before the Maturity Valuation Period or the calculation day.  That step may involve sales or purchases of the Market Measure or over-the-counter derivative instruments linked to the Market Measure.

The hedging activity discussed above may adversely affect the market value of ARNs from time to time.  See “Risk Factors – Our trading and hedging activities, and those of the agents, may create conflicts of interest with you” and “—Our hedging activities, and those of the agents, may affect your return at maturity and the market value of ARNs” in this product supplement for a discussion of these adverse effects.

DESCRIPTION OF ARNs

General

Each series of ARNs will be part of a series of medium-term notes entitled “Senior Global Medium-Term Notes, Series E” that will be issued under the senior indenture, as amended and supplemented from time to time.  The senior indenture is described more fully in the prospectus and prospectus supplement.  The following description of ARNs supplements and, to the extent it is inconsistent with, supersedes the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes We May Offer” in the prospectus supplement and “Description of Debt Securities” in the prospectus.  These documents should be read in connection with the applicable term sheet.

The aggregate principal amount of each series of ARNs will be set forth in the applicable term sheet.  The ARNs will mature on the date set forth in the applicable term sheet.

We will not pay interest on ARNs.

ARNs are not principal protected.

Prior to the applicable maturity date, ARNs are not redeemable by us or repayable at the option of any holder.  ARNs are not subject to any sinking fund.  ARNs are not subject to the defeasance provisions described in the prospectus under the caption “Description of Debt Securities—Defeasance.”

We will issue ARNs in the denominations of whole units, each with a specified Original Offering Price.  The CUSIP number for each series of ARNs will be set forth in the applicable term sheet.  You may transfer ARNs only in whole units.

Payment at Maturity

At maturity, subject to our credit risk as issuer of ARNs, and unless the applicable term sheet provides otherwise, you will receive a Redemption Amount per unit of ARNs that you hold, denominated in U.S. dollars.  In no event will the Redemption Amount be less than zero.  The Redemption Amount will be calculated as follows:

•	If the Ending Value is greater than the Starting Value, then the Redemption Amount will equal:

provided, however, that the Redemption Amount will not exceed the Capped Value.

•	If the Ending Value is equal to or less than the Starting Value, then the Redemption Amount will equal:

In the case of Bear ARNs, the Redemption Amount will be calculated as follows:

•	If the Ending Value is less than the Starting Value, then the Redemption Amount will equal:

provided, however, that the Redemption Amount will not exceed the Capped Value.

•	If the Ending Value is greater than or equal to the Starting Value, but less than or equal to the Threshold Value, then the Redemption Amount will equal the Original Offering Price.

•	If the Ending Value is greater than the Threshold Value, then the Redemption Amount will equal:

Unless otherwise set forth in the applicable term sheet, the Participation Rate will be 300%; however, for Bear ARNs, the Participation Rate will be 500%.  In either case, in no event will the Redemption Amount for each unit exceed the “Capped Value” described in the applicable term sheet, and in no event will the Redemption Amount be less than zero.  We will determine the applicable Capped Value on the pricing date of each series of ARNs.

The Starting Value and the Ending Value

Starting Value—Equity-Based Market Measures

If the Market Measure to which your ARNs are linked is equity-based, unless otherwise specified in the applicable term sheet, the “Starting Value” will equal the closing value of the Market Measure on the pricing date, as determined by the calculation agent.

Starting Value—Commodity-Based Market Measures

If the Market Measure to which your ARNs are linked is commodity-based, unless otherwise specified in the applicable term sheet, the “Starting Value” will equal the closing value of the Market Measure on the pricing date, as determined by the calculation agent, provided that if a Market Disruption Event occurs on that date, the Starting Value will be determined according to the Starting Value Commodity-Based Market Measure Disruption Calculation (as described below).  See “—Market Disruption Events—Commodity-Based Market Measures.”

Starting Value—Basket Market Measures

If the Market Measure consists of a Basket, the “Starting Value” will be equal to 100. See “—Basket Market Measures.”

Ending Value—Equity-Based Market Measures

If the Market Measure to which your ARNs are linked is equity-based, unless otherwise specified in the applicable term sheet, the “Ending Value” will be determined by the calculation agent and will equal the average of the closing values of the Market Measure determined on each of a certain number of calculation days, which may be one or more, during the Maturity Valuation Period.  The timing and exact number of calculation days in the Maturity Valuation Period will be set forth in the applicable term sheet.

A “calculation day” means any Market Measure Business Day (as defined below) during the Maturity Valuation Period on which a Market Disruption Event has not occurred.

The “Maturity Valuation Period” means the period shortly before the maturity date, the timing and length of which will be set forth in the applicable term sheet.

Unless otherwise specified in the applicable term sheet, a “Market Measure Business Day” means a day on which (1) the NYSE and NASDAQ, or their successors, are open for trading and (2) the Market Measure or any successor thereto is calculated and published.

If (i) a Market Disruption Event occurs on a scheduled calculation day during the Maturity Valuation Period or (ii) any scheduled calculation day is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the calculation agent will determine the closing value of the Market Measure for such non-calculation day, and as a result, the Ending Value, as follows:

•
The closing value of the Market Measure for the applicable non-calculation day will be deemed to be the closing value of the Market Measure for the next calculation day that occurs during the Maturity Valuation Period.  For example, if the first and second scheduled calculation days during the Maturity Valuation Period are non-calculation days, then the closing value of the Market Measure for the next calculation day will also be deemed to be the closing value for the Market Measure on the first and second scheduled calculation days during the Maturity Valuation Period.  If no further calculation days occur after a non-calculation day, then the closing value of the Market Measure for such non-calculation day, and each following non-calculation day during the Maturity Valuation Period will be determined (or, if not determinable, estimated) by the calculation agent on the last scheduled calculation day in the Maturity Valuation Period, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day, in a manner which it considers commercially reasonable under the circumstances; or

•
If every scheduled calculation day during the Maturity Valuation Period is a non-calculation day, then the Ending Value will equal the closing value of the Market Measure determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on the last scheduled calculation day during the Maturity Valuation Period, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day.

See “—Market Disruption Events—Equity-Based Market Measures.”

Ending Value—Commodity-Based Market Measures

If the Market Measure to which your ARNs are linked is commodity-based, unless otherwise specified in the applicable term sheet, the “Ending Value” will equal the closing value of the Market Measure on a specified calculation day, provided that if a Market Disruption Event occurs on that date, the Market Measure value used to calculate the Ending Value will be determined according to the Ending Value Commodity-Based Market Measure Disruption Calculation (as described below). If the calculation agent determines that the scheduled calculation day is not a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise, the Ending Value will equal the closing value of the Market Measure on the next Market Measure Business Day, provided that if a Market Disruption Event occurs on that date, the Market Measure value used to calculate the Ending Value will be determined according to the Ending Value Commodity-Based Market Measure Disruption Calculation described below.  If no such days occur prior to the second scheduled Market Measure Business Day before the maturity date of the ARNs, the Ending Value will be determined (or, if not determinable, estimated) by the calculation agent on the second scheduled Market Measure Business Day before the maturity date of the ARNs in a manner which the calculation agent considers commercially reasonable under the circumstances.

For ARNs linked to a commodity-based Market Measure, in the event a Market Disruption Event occurs on the calculation day, the Ending Value will be determined by the calculation agent using the following “Ending Value Commodity-Based Market Measure Disruption Calculation”:

(1)
With respect to each commodity or futures contract, the value of which is tracked by the Market Measure and which is not affected by the Market Disruption Event, the closing value will be based on the exchange published settlement price of each such contract on the calculation day.

(2)
With respect to each commodity or futures contract the value of which is tracked by the Market Measure and which is affected by the Market Disruption Event, the closing value will be based on the exchange published settlement price of each such contract on the first Market Measure Business Day following the calculation day on which no Market Disruption Event occurs with respect to such contract. In the event that a Market Disruption Event occurs with respect to any commodity or futures contract, the value of which is tracked by the Market Measure, on the calculation day and on each day to and including the second scheduled Market Measure Business Day prior to maturity, the price of such contract used to determine the closing value will be estimated by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances.

(3)
The calculation agent will determine the closing value by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Market Measure. The exchange on which a commodity or futures contract, the value of which is tracked by the Market Measure, is traded for purposes of the foregoing definition means the exchange used to value such contract for the calculation of the Market Measure.

Ending Value—Equity-Based Basket Market Measures

Unless otherwise specified in the applicable term sheet, if, for any equity-based Market Measure component (an “Affected Equity Component”), (i) a Market Disruption Event occurs on a scheduled calculation day during the Maturity Valuation Period or (ii) any scheduled calculation day is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the calculation agent will determine the closing value of the Market Measure components for such non-calculation day, and as a result, the Ending Value, as follows:

•	The closing value of each Market Measure component that is not an Affected Equity Component will be its closing value on such non-calculation day.

•
The closing value of each Market Measure component that is an Affected Equity Component for the applicable non-calculation day will be deemed to be the closing value of the Market Measure component for the next calculation day that occurs during the Maturity Valuation Period.  For example, if the first and second scheduled calculation days during the Maturity Valuation Period are non-calculation days, then the closing value of the Market Measure component for the next calculation day will also be deemed to be the closing value for the Market Measure component on the first and second scheduled calculation days during the Maturity Valuation Period.  If no further calculation days occur after a non-calculation day, then the closing value of the Market Measure component for such non-calculation day, and each following non-calculation day during the Maturity Valuation Period will be determined (or, if not determinable, estimated) by the calculation agent on the last scheduled calculation day in the Maturity Valuation Period, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day, in a manner which it considers commercially reasonable under the circumstances.

•
If every scheduled calculation day during the Maturity Valuation Period is a non-calculation day, then the Ending Value of the Affected Equity Component will equal the closing value of the Market Measure determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on the last scheduled calculation day during the Maturity Valuation Period, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day.

Other Market Measures

If the Market Measure is not equity-based or commodity-based, or is a combination of the two, the applicable term sheet will set forth the manner by which the Starting Value and the Ending Value will be determined.

Market Disruption Events

Equity-Based Market Measures

For equity-based Market Measures, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(A)
the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of a Market Measure trade as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise Market Measure or any successor market measure; and

(B)
the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Market Measure as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Market Measure, or any successor market measure.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)
a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)
a decision to permanently discontinue trading in the relevant futures or options contracts related to the Market Measure, or any successor market measure, will not constitute a Market Disruption Event;

(3)
a suspension in trading in a futures or options contract on the Market Measure, or any successor market measure, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Market Measure;

(4)	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)
if applicable to equity-based Market Measures with component stocks listed on the NYSE, for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Commodity-Based Market Measures

For commodity-based Market Measures, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(1)
a material limitation, suspension, or disruption of trading in one or more Market Measure components which results in a failure by the exchange on which each applicable Market Measure component is traded to report an exchange published settlement price for such contract on the day on which such event occurs or any succeeding day on which it continues;

(2)
the exchange published settlement price for any Market Measure component is a “limit price,” which means that the exchange published settlement price for such contract for a day has increased or decreased from the previous day’s exchange published settlement price by the maximum amount permitted under applicable exchange rules;

(3)	failure by the applicable exchange or other price source to announce or publish the exchange published settlement price for any Market Measure component;

(4)	a suspension of trading in one or more Market Measure components, for which the trading does not resume at least 10 minutes prior to the scheduled or rescheduled closing time; or

(5)
any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge that we or our affiliates have effected or may effect as to the applicable ARNs.

For ARNs linked to a commodity-based Market Measure, in the event a Market Disruption Event occurs on the pricing date, the calculation agent will establish an initial value for the Market Measure (the “Initial Market Measure Value”) and the “Starting Value” for that Market Measure using the following “Starting Value Commodity-Based Market Measure Disruption Calculation”:

(1)
With respect to each commodity or futures contract, the value of which is tracked by the Market Measure and which is not affected by the Market Disruption Event (an “Unaffected Commodity Component”), both the Initial Market Measure Value and the Starting Value will be based on the exchange published settlement price of such Unaffected Commodity Component on the pricing date.

(2)	With respect to each commodity or futures contract, the value of which is tracked by a Market Measure and which is affected by a Market Disruption Event (an “Affected Commodity Component”):

a.
The calculation agent will establish the Initial Market Measure Value on the pricing date based on (i) the above-referenced settlement price of each Unaffected Commodity Component and (ii) the last exchange published settlement price for each Affected Commodity Component on the pricing date.

b.
The calculation agent will adjust the Initial Market Measure Value for purposes of determining the Starting Value based on the exchange published settlement price of each Affected Commodity Component on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs with respect to such Affected Commodity Component. In the event that a Market Disruption Event occurs with respect to any Affected Commodity Component on the first and second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day following the pricing date) will estimate the price of such Affected Commodity Component used to determine the Starting Value in a manner that the calculation agent considers commercially reasonable under the circumstances.

c.
The final term sheet will set forth the Initial Market Measure Value, a brief statement of the facts relating to the establishment of the Initial Market Measure Value (including a description of the relevant Market Disruption Event(s)), and the Starting Value.

(3)
The calculation agent will determine the Initial Market Measure Value by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Market Measure. The exchange on which a commodity or futures contract, the value of which is tracked by the Market Measure, is traded for purposes of the above definition means the exchange used to value such contract for the calculation of the Market Measure.

Other Market Measures

If the Market Measure is not equity-based or commodity-based, or is a combination of the two, the applicable term sheet will set forth the definition of “Market Disruption Event,” and include additional related terms.

Determinations by the Calculation Agent

All determinations made by the calculation agent, absent a determination of a manifest error, will be conclusive for all purposes and binding on us and the holders and beneficial owners of ARNs.

Adjustments to a Market Measure

If at any time a Market Measure Publisher makes a material change in the formula for or the method of calculating a Market Measure, or Market Measure component in the case of a Basket, or in any other way materially modifies that Market Measure so that the Market Measure does not, in the opinion of the calculation agent, fairly represent the value of the Market Measure had those changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the closing value of the Market Measure is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of the applicable Market Measure as if those changes or modifications had not been made, and calculate the closing value with reference to the Market Measure, as so adjusted. Accordingly, if the method of calculating a Market Measure is modified so that the value of the Market Measure is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust the Market Measure in order to arrive at a value of the Market Measure as if it had not been modified.

Discontinuance of a Market Measure

If a Market Measure Publisher discontinues publication of a Market Measure to which an issue of ARNs is linked, or one or more components of a Market Measure in the case of a Basket, and such Market Measure Publisher or another entity publishes a successor or substitute market measure that the calculation agent determines, in its sole discretion, to be comparable to that Market Measure (a “successor market measure”), then, upon the calculation agent’s notification of that determination to the trustee and to us, the calculation agent will substitute the successor market measure as calculated by the relevant Market Measure Publisher or any other entity and calculate the Ending Value as described above under “—Payment at Maturity.”  Upon any selection by the calculation agent of a successor market measure, the calculation agent will cause written notice of the selection to be promptly furnished to the trustee, to us, and to the holders of the ARNs.

In the event that a Market Measure Publisher discontinues publication of a Market Measure and:

•	the calculation agent does not select a successor market measure; or

•	the successor market measure is not published on any calculation day,

the calculation agent will compute a substitute value for the Market Measure in accordance with the procedures last used to calculate the Market Measure before any discontinuance. If a successor market measure is selected or the calculation agent calculates a value as a substitute for a Market Measure as described below, the successor market measure or value will be used as a substitute for that Market Measure for all purposes, including for the purpose of determining whether a Market Disruption Event exists.

If a Market Measure Publisher discontinues publication of the Market Measure before the Maturity Valuation Period or calculation day, as applicable, and the calculation agent determines that no successor market measure is available at that time, then on each day that would have been a calculation day, until the earlier to occur of:

•	the determination of the Ending Value; and

•	a determination by the calculation agent that a successor market measure is available,

the calculation agent will determine the value that would be used in computing the Redemption Amount as described in the preceding paragraph as if that day were a calculation day. The calculation agent will make available to holders of the ARNs information as to each such value; such information may be disseminated by means of Bloomberg, Reuters, a website, or any other means selected by the calculation agent in its reasonable discretion.

Notwithstanding these alternative arrangements, discontinuance of the publication of the specific Market Measure to which your ARNs are linked may adversely affect trading in the ARNs.

Basket Market Measures

If the Market Measure to which your ARNs are linked is a Basket, the Basket Components will be set forth in the applicable term sheet. We will assign each Basket Component an Initial Component Weight so that each Basket Component represents a percentage of the Starting Value of the Basket on the applicable pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable term sheet.

Determination of the Component Ratio for Each Basket Component

We will set a fixed factor (the “Component Ratio”) for each Basket Component, based upon the weighting of that Basket Component. The Component Ratio for each Basket Component will be calculated on the pricing date and will equal:

•	the Initial Component Weight (expressed as a percentage) for that Basket Component, multiplied by 100; divided by

•	the closing value of that Basket Component on the pricing date.

Each Component Ratio will be rounded to eight decimal places.

Equity-Based Basket Components

Unless otherwise set forth in the applicable term sheet, if a Market Disruption Event occurs on the pricing date as to any equity-based Basket Component, the calculation agent will establish the closing value of that Basket Component on the pricing date (the “Basket Component Closing Value”), and thus its Component Ratio, on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs with respect to that Basket Component.  In the event that a Market Disruption Event occurs with respect to that Basket Component on the pricing date and on each day to and including the second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day following the pricing date) will estimate the Basket Component Closing Value, and thus the applicable Component Ratio, in a manner that the calculation agent considers commercially reasonable under the circumstances.  The final term sheet will set forth the Basket Component Closing Value, a brief statement of the facts relating to the establishment of the Basket Component Closing Value (including the applicable Market Disruption Event(s)), and the applicable Component Ratio.

For purposes of determining whether a Market Disruption Event has occurred as to any equity-based Basket Component, “Market Disruption Event” will have the meaning set forth above in “—Market Disruption Events—Equity-Based Market Measures,” provided that references to “Market Measure” will be deemed to be references to “Basket Component.”

Commodity-Based Basket Components

Unless otherwise set forth in the applicable term sheet, if a Market Disruption Event occurs on the pricing date as to any commodity-based Basket Component, the calculation agent will establish an initial value for that Basket Component (the “Initial Basket Component Value”), and thus its Component Ratio, using the following procedures:

(1)
With respect to each commodity or futures contract, the value of which is tracked by that Basket Component and which is not affected by a Market Disruption Event (an “Unaffected Basket Component Commodity”), the Initial Basket Component Value, and thus the Component Ratios, will be based on the exchange published settlement price of each such Unaffected Basket Component Commodity on the pricing date.

(2)
With respect to each commodity or futures contract, the value of which is tracked by that Basket Component and which is affected by a Market Disruption Event (an “Affected Basket Component Commodity”):

(a)
The calculation agent will establish the Initial Basket Component Value, and thus the Component Ratios, on the pricing date based on (1) the above-referenced settlement price of each Unaffected Basket Component Commodity and (2) the last exchange published settlement price for each Affected Basket Component Commodity on the pricing date.

(b)
The calculation agent will adjust the Initial Basket Component Value, and thus the Component Ratios, based on the exchange published settlement price of each Affected Basket Component Commodity on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs with respect to such Affected Basket Component Commodity.  In the event that a Market Disruption Event occurs with respect to any Affected Basket Component Commodity on the first and second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day following the pricing date) will estimate the price of such Affected Basket Component Commodity used to determine the Initial Basket Component Value and the applicable Component Ratio in a manner that the calculation agent considers commercially reasonable under the circumstances.

(c)
The final term sheet will set forth the Initial Basket Component Value, a brief statement of the facts relating to the establishment of the Initial Basket Component Value (including a description of the relevant Market Disruption Event(s)) and the applicable Component Ratio.

(3)
The calculation agent will determine the Initial Basket Component Value, and thus the Component Ratio, by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Basket Component.  The exchange on which a commodity or futures contract, the value of which is tracked by the Basket Component, is traded for purposes of the above definition means the exchange used to value such contract for the calculation of the Basket Component.

For purposes of determining whether a Market Disruption Event has occurred as to any commodity-based Basket Component, “Market Disruption Event” will have the meaning set forth above in “—Market Disruption Events—Commodity-Based Market Measures,” provided that references to “Market Measure” will be deemed to be references to “Basket Component.”

Each Component Ratio will be rounded to eight decimal places.

The Component Ratios will be calculated in this way so that the Starting Value of the Basket will equal 100 on the pricing date. The Component Ratios will not be revised subsequent to their determination on the pricing date, except that the calculation agent may in its good faith judgment adjust the Component Ratio of any Basket Component in the event that Basket Component is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the value of that Basket Component had those material changes or modifications not been made.

Computation of the Basket

The calculation agent will calculate the value of the Basket by summing the products of the closing value for each Basket Component on a calculation day and the Component Ratio applicable to each Basket Component. The value of the Basket will vary based on the increase or decrease in the value of each Basket Component. Any increase in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in an increase in the value of the Basket. Conversely, any decrease in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in a decrease in the value of the Basket.

The following tables are for illustration purposes only, and do not reflect the actual composition, Initial Component Weights, or Component Ratios, which will be set forth in the applicable term sheet.

Example 1: The hypothetical Basket Components are Index ABC and Index XYZ, each weighted equally on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution

Index ABC	50.00%	500.00	0.10000000	50.00
Index XYZ	50.00%	3,500.00	0.01428571	50.00
Starting Value				100.00

Example 2: The hypothetical Basket Components are Index ABC, Index XYZ, and Index RST, with their initial weightings being 50.00%, 25.00% and 25.00%, respectively, on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution

Index ABC	50.00%	500.00	0.10000000	50.00
Index XYZ	25.00%	2,420.00	0.01033058	25.00
Index RST	25.00%	1,014.00	0.02465483	25.00
Starting Value				100.00

(1)	This column sets forth the hypothetical closing value of each Basket Component on the hypothetical pricing date.
(2)
The hypothetical Component Ratio equals the Initial Component Weight (expressed as a percentage) of the Basket Component multiplied by 100, and then divided by the closing value of that Basket Component Index on the hypothetical pricing date, with the result rounded to eight decimal places.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding ARNs as described in this product supplement, including determinations regarding the Starting Value, the Ending Value, the Market Measure, the Redemption Amount, any Market Disruption Events, a successor Market Measure, Market Measure Business Days, business days, calculation days, non-calculation days, trading days, and calculations related to the discontinuance of any Market Measure.  Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We expect to appoint MLPF&S or one of its affiliates as the calculation agent for each series of ARNs.  However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable term sheet.

Payment of Additional Amounts

We will pay any amounts to be paid by us on ARNs without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions, or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld, or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority.  At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of ARNs, we will pay such additional amounts (“Additional Amounts”) as may be necessary, so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

However, no Additional Amounts will be payable with respect to a payment made to a holder of an ARN, which we refer to as an “Excluded Holder,” in respect of a beneficial owner:

(i)           with whom we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(ii)           who is subject to such taxes by reason of the holder being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder’s activity in connection with purchasing ARNs, the holding of ARNs or the receipt of payments thereunder;

(iii)           who presents such ARN for payment (where presentation is required, such as if an ARN is issued in definitive form) more than 30 days after the relevant date; for this purpose, the “relevant date” in relation to any payments on any ARN means:

(a)	the due date for payment thereof (whether at maturity or upon an earlier acceleration), or

(b)
if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the ARNs in accordance with the senior indenture; or

(iv)           who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority.

For purposes of clause (iii) above, if an ARN is presented for payment more than 30 days after the relevant date, we shall only be required to pay such Additional Amounts as shall have accrued as of such 30th day, and no further Additional Amounts shall accrue or become payable after such date.

For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the ARNs.

We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  We will furnish to the trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee.  We will indemnify and hold harmless each holder of ARNs (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the ARNs and (y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder’s net income or capital.

For additional information, see the section entitled “Supplemental Discussion of Canadian Federal Income Tax Consequences.”

Same-Day Settlement and Payment

ARNs will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of ARNs in immediately available funds.  We will pay the Redemption Amount in immediately available funds so long as the ARNs are maintained in book-entry form.

Events of Default and Acceleration

Unless otherwise set forth in the applicable term sheet, if an event of default, as defined in the senior indenture, with respect to any series of ARNs occurs and is continuing, the amount payable to a holder of ARNs upon any acceleration permitted under the senior indenture will be equal to the Redemption Amount described under the caption “—Payment at Maturity,” determined as if the ARNs matured on the date of acceleration.  If a bankruptcy proceeding is commenced in respect of us, your claim may be limited, under the United States Bankruptcy Code, to the Original Offering Price of your ARNs. In case of a default in payment of ARNs, whether at their maturity or upon acceleration, they will not bear a default interest rate.  For additional discussion of these matters, please see the discussion in the prospectus under the headings “Description of Debt Securities – Modification and Waiver of the Debt Securities” on page 10 and “– Events of Default” on page 14.

Listing

If provided for in the applicable term sheet, we may apply to have your ARNs listed on a securities exchange or quotation system.  If approval of such an application is granted, your ARNs will be listed on the securities exchange or quotation system at the time of such approval.  We make no representations, however, that your ARNs will be listed or will remain listed for the entire term of your ARNs.

SUPPLEMENTAL PLAN OF DISTRIBUTION

MLPF&S and one or more of its affiliates may act as our agents for any offering of ARNs.  The agents may act on either a principal basis or an agency basis, as set forth in the applicable term sheet.  Each agent will be a party to the distribution agreement described in the “Supplemental Plan of Distribution” on page 27 of the accompanying prospectus supplement.

Each agent will receive an underwriting discount or commission that is a percentage of the aggregate Original Offering Price of ARNs sold through its efforts, which will be set forth in the applicable term sheet.  You must have an account with the applicable agent in order to purchase ARNs.

No agent is acting as your fiduciary or advisor, and you should not rely upon any communication from it in connection with ARNs as investment advice or a recommendation to purchase any ARNs.  You should make your own investment decision regarding ARNs after consulting with your legal, tax, and other advisors.

MLPF&S and its affiliates may use this product supplement, the prospectus supplement, and the prospectus, together with the applicable term sheet and any applicable index supplement, in market-making transactions for any ARNs after their initial sale solely for the purpose of providing investors with the description of the terms of ARNs that were made available to investors in connection with the initial distribution of ARNs. Secondary market investors should not, and will not be authorized to rely on these documents for information regarding Royal Bank of Canada or for any purpose other than that described in the immediately preceding sentence.

SUPPLEMENTAL DISCUSSION OF CANADIAN FEDERAL INCOME TAX CONSEQUENCES

An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Non-resident Holder owning debt securities under “Tax Consequences — Canadian Taxation” in the accompanying prospectus.

In the opinion of Ogilvy Renault LLP, Canadian tax counsel to Royal Bank of Canada, interest (including amounts deemed for purposes of the Income Tax Act (Canada) (the “ITA”) to be interest) on any ARN that is paid or credited, or deemed for purposes of the ITA to be paid or credited, to a Non-resident Holder will not be subject to Canadian non-resident withholding tax, except in the circumstances described under “Tax Consequences — Canadian Taxation” in the accompanying prospectus.  If any interest paid or credited or deemed to be paid or credited on an ARN is to be calculated by reference to a Market Measure which could be viewed as a proxy for the profit of Royal Bank of Canada, such interest may be subject to Canadian non-resident withholding tax. The Canadian non-resident withholding tax implications of such an issuance will be described particularly in the relevant pricing supplement if such ARNs are offered.

U.S. FEDERAL INCOME TAX SUMMARY

The following is a general description of certain U.S. federal tax considerations relating to the ARNs. It does not purport to be a complete analysis of all tax considerations relating to the ARNs. Prospective purchasers of the ARNs should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding, and disposing of the ARNs and receiving payments under the ARNs.  This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after that date.

The discussion below supplements the discussion under “Tax Consequences” in the attached prospectus and is intended to be read in conjunction with the discussion of U.S. federal income tax consequences in the applicable term sheet.  You should carefully review the section of the applicable term sheet titled “Certain U.S. Federal Income Taxation Considerations” because the terms of any particular offering of ARNs may cause this section to be partially or entirely superseded by the tax disclosure in the applicable term sheet.  This discussion applies to you only if you hold your ARNs as capital assets for tax purposes. This section also does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns ARNs as part of a straddle or a hedging or conversion transaction for tax purposes, or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

In addition, this discussion does not apply to ARNs with an underlying Market Measure other than an equity-based Market Measure, a commodity-based Market Measure, or a combination of the two.  In addition, this discussion does not apply to Bear ARNs with an underlying Market Measure that is not a broad-based equity index.  The U.S. federal income tax treatment of ARNs linked to a Market Measure that is not an equity-based Market Measure, a commodity-based Market Measure, or a combination of the two, and of Bear ARNs with an underlying Market Measure that is not a broad-based equity index will be addressed in the applicable term sheet.  Furthermore, the tax consequences of any particular ARN depend on its terms. Consequently, except to the extent the applicable term sheet indicates otherwise, you should not rely on the opinions below or this general overview of tax consequences in deciding whether to invest in any ARNs.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the ARNs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the ARNs should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the ARNs.

Except as otherwise noted under “Non-U.S. Holders” below, this discussion is only applicable to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of an ARN and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, JUDICIAL, OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE ARNs SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES.  AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE ARNs ARE UNCERTAIN.  BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE ARNs, INCLUDING THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, ARNs (other than Bear ARNs with a Threshold Value of more than 100%) should be treated as pre-paid derivative contracts in respect of the underlying Market Measure.  In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat Bear ARNs with a Threshold Value that exceeds 100% as pre-paid derivative contracts in respect of the underlying Market Measure.  These opinions assume that the description of the terms of the ARNs in this product supplement is materially correct.  The terms of the ARNs will require you and us (in the absence of a statutory, regulatory, administrative, or judicial ruling to the contrary) to treat the ARNs for all tax purposes in accordance with such characterization. If the ARNs are so treated, you should recognize capital gain or loss upon the sale or maturity of your ARNs in an amount equal to the difference between the amount you receive at such time and your tax basis in the ARNs. In general, your tax basis in your ARNs will be equal to the price you paid for them. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. If you are an initial purchaser, your holding period will generally begin on the date after the issue date (i.e., the settlement date) for your ARNs and will generally include the maturity date or the date on which you sell your ARNs.

The constructive ownership rules of Section 1260 of the Code could possibly apply to ARNs that have a term in excess of one year and reference an exchange traded fund or other “pass-thru entity” (as defined in Section 1260(c)(2)).  If your ARNs were subject to Section 1260, any long-term capital gain that you realize upon the sale or maturity of your ARNs would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased the applicable Market Measure on the date that you purchased your ARNs and sold such reference asset on the date of the sale or maturity of the ARNs.  Accordingly, if your ARNs reference a “pass-thru entity,” you should consult your tax advisor about the potential application of Section 1260 of the Code to such ARNs.

Alternative Treatments.  The Internal Revenue Service has released a notice that may affect the taxation of holders of the ARNs.  According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the ARNs should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any.  It is possible, however, that under such guidance, if issued, holders of the ARNs will ultimately be required to accrue income currently and this could be applied on a retroactive basis.  The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments.  Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.  Royal Bank of Canada intends to treat the ARNs for U.S. federal income tax purposes in accordance with the treatment described in this product supplement unless and until such time as the Treasury and Internal Revenue Service determine that some other treatment is more appropriate.  Similarly, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as the ARNs after the bill was enacted to accrue interest income on a current basis.  It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your ARNs.

In addition, if the ARNs have a term greater than one year, it is possible that the ARNs could be treated as debt instruments subject to the special tax rules governing contingent debt instruments. If the ARNs are so treated, you would be required to accrue interest income over the term of your ARNs based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your ARNs. You would recognize gain or loss upon the sale or maturity of your ARNs in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your ARNs. If your ARNs are treated as contingent debt instruments, your adjusted basis in your ARNs would generally be equal to the amount you paid for your ARNs, increased by the amount of interest you previously accrued with respect to your ARNs. Any gain you recognize upon the sale or maturity of your ARNs would be ordinary income.  Any loss recognized by you upon the sale or maturity of your ARNs would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your ARNs, and thereafter, would be capital loss.

If the ARNs are treated as a contingent debt instrument and you purchase the ARNs in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the ARNs, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your ARNs in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

Similarly, if the ARNs have a term of one year or less, it is possible that the ARNs could be treated as short-term contingent debt instruments. There is no statutory, judicial, or administrative authority that governs how short-term contingent debt should be treated for U.S. federal income tax purposes and you should accordingly consult your tax advisor about this potential alternative treatment of the ARNs.

If the applicable Market Measure is wholly or partially defined by reference to a commodity futures contract or an index that tracks the value of commodity futures contracts, it is possible that the Internal Revenue Service could assert that Section 1256 of the Code should apply to your ARNs or a portion of your ARNs.  If Section 1256 of the Code were to apply to your ARNs, gain or loss recognized with respect to your ARNs (or the relevant portion of your ARNs) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the ARNs.  You would also be required to mark your ARNs (or a portion of your ARNs) to market at the end of each year (i.e., recognize gain or loss as if the ARNs or the relevant portion of the ARNs had been sold for fair market value).  Additionally, if the applicable Market Measure is wholly or partially defined by reference to one or more precious or industrial metals (or an index that includes precious or industrial metals), it is also possible that the Internal Revenue Service could assert that your ARNs should be treated as wholly or partially giving rise to “collectibles” gain or loss if you hold your ARNs for more than one year, although we do not believe such a treatment would be appropriate in this case because a sale or exchange of such ARNs is not a sale or exchange of a collectible but is rather a sale or exchange of a derivative contract that reflects the value of a collectible.  “Collectibles” gain is currently subject to tax at marginal rates of up to 28%.

Further, it is possible that the Internal Revenue Service could assert that your holding period in respect of your ARNs should end on the date on which the amount you are entitled to receive upon the maturity of your ARNs is determined, even though you will not receive any amounts from the issuer in respect of your ARNs prior to the maturity of your ARNs.  In such case, if the date on which the amount you are entitled to receive upon the maturity of your ARNs is determined before the date on which your holding period has been more than one year, you may be treated as having a holding period in respect of your ARNs that is less than one year even if you receive cash upon the redemption or maturity of your ARNs at a time that is more than one year after the beginning of your holding period.

Because of the absence of authority regarding the appropriate tax characterization of your ARNs, other alternative treatments are also possible. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the components of the underlying Market Measure, (ii) you should be required to recognize taxable gain upon a rollover or rebalancing, if any, of the components of the Market Measure, or (iii) any gain or loss that you recognize upon the maturity of the ARNs should be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterizations and other possible alternative characterizations of your ARNs for U.S. federal income tax purposes.

Medicare Tax. For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances).  A U.S. holder’s net investment income will generally include its interest income and its net gains from the disposition of ARNs, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).  If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the ARNs.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require U.S. taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the ARNs or a sale of the ARNs should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations, or administrative rulings could cause your investment in the ARNs or a sale of the ARNs to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning, and disposing of ARNs.

Backup Withholding and Information Reporting.  Please see the discussion under “Tax Consequences — United States Taxation — Information Reporting and Backup Withholding” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the ARNs.

Non-U.S. Holders. A non-U.S. holder generally will not be subject to U.S. withholding tax with respect to payments on your ARNs  provided that (i) the holder complies with any applicable certification requirements, (ii) the payment is not effectively connected with the conduct by the holder of a U.S. trade or business, and (iii) if the holder is a non-resident alien individual, such holder is not present in the U.S. for 183 days or more during the taxable year of the sale or maturity of the ARNs.  However, a non-U.S. holder may be subject to applicable information reporting requirements, and payments made on the ARNs may be subject to backup withholding unless the holder complies with certain certification and identification requirements as to the holder’s foreign status.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing, or other employee benefit plan subject to ERISA (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the ARNs.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we, the agents, and certain of our respective subsidiaries and affiliates may be each considered a party in interest within the meaning of ERISA or a disqualified person (within the meaning of the Code) with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the ARNs are acquired by or with the assets of a Plan with respect to which we or any of our affiliates is a party in interest, unless the ARNs are acquired under an exemption from the prohibited transaction rules.  A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

Under ERISA and various PTCEs issued by the U.S. Department of Labor, exemptive relief may be available for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of the ARNs.  Those exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), PTCE 84-14 (for certain transactions determined by independent qualified asset managers), and the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (the “Service Provider Exemption”).

Because we may be considered a party in interest with respect to many Plans, the ARNs may not be purchased, held, or disposed of by any Plan, any entity whose underlying assets include plan assets by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing plan assets of any Plan, unless such purchase, holding, or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding, or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the ARNs will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the ARNs that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such ARNs on behalf of or with plan assets of any Plan or with any assets of a governmental, church, or foreign plan that is subject to any federal, state, local, or foreign law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding, and disposition are eligible for exemptive relief or such purchase, holding, and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental, church, or foreign plan, any substantially similar federal, state, local, or foreign law).

The fiduciary investment considerations summarized above generally apply to employee benefit plans maintained by private-sector employers and to individual retirement accounts and other arrangements subject to Section 4975 of the Code, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA).  However, these other plans may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”).  The fiduciaries of plans subject to similar laws should also consider the foregoing issues in general terms as well as any further issues arising under the applicable similar laws.

Purchasers of the ARNs have exclusive responsibility for ensuring that their purchase, holding, and disposition of the ARNs do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles.  This summary does not include all of the investment considerations relevant to Plans and other benefit plan investors such as governmental, church, and foreign plans and should not be construed as legal advice or a legal opinion.  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the ARNs on behalf of or with “plan assets” of any Plan or other benefit plan investor consult with their legal counsel prior to directing any such purchase.